UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2024

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street	Mt. Pleasant	Michigan	48858-1649
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     Retirement of Jae A. Evans as President and Chief Executive Officer of Isabella Bank Corporation and Chief Executive Officer of Isabella Bank
On January 4, 2024, Jae A. Evans retired as President and Chief Executive Officer of Isabella Bank Corporation (the “Corporation”) and Chief Executive Officer of Isabella Bank. Mr. Evans' retirement was previously disclosed in a Current Report on Form 8-K filed on April 28, 2023. Mr. Evans will remain a director of the Corporation and Isabella Bank.
(c)    Election of Jerome E. Schwind as President and Chief Executive Officer of Isabella Bank Corporation and Chief Executive Officer of Isabella Bank; Appointment of Neil M. McDonnell as President of Isabella Bank

Subsequently, the election of Jerome E. Schwind to President and Chief Executive Officer of the Corporation and Chief Executive Officer of Isabella Bank was effective January 5, 2024. Additionally, the appointment of Neil M. McDonnell as President of Isabella Bank was effective January 5, 2024. Mr. McDonnell will continue to serve as Chief Financial Officer of the Corporation. The election of Mr. Schwind and appointment of Mr. McDonnell were both previously disclosed in a Current Report on Form 8-K filed on April 28, 2023.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	January 10, 2024	By:	/s/ Jerome E. Schwind
Jerome E. Schwind, President & CEO